Exhibit 16.1

October 1, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read the statements made by Indoor Harvest, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Indoor Harvest, Inc. dated November 15, 2019 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Thayer O’Neal Company, LLC

1600 Hwy.6, Suite 100

Sugarland, TX 77478

Sincerely,

/s/ Thayer O’Neal Company, LLC
Name of Signer
Thayer O’Neal Company, LLC